Exhibit 10.2

COLLATERAL TRUST AGREEMENT
Dated as of April 21, 2011
among
CALUMET LUBRICANTS CO., LIMITED PARTNERSHIP,
a limited partnership organized under the laws of the State of Indiana,
THE GUARANTORS
party hereto from time to time,
THE SECURED HEDGE COUNTERPARTIES
party hereto from time to time,
and
BANK OF AMERICA, N.A.,
as Administrative Agent

COLLATERAL TRUST AGREEMENT
          This COLLATERAL TRUST AGREEMENT (this “Agreement”), dated as of April 21, 2011, is entered into by and among Calumet Lubricants Co., Limited Partnership, a limited partnership organized under the laws of the State of Indiana (“Calumet”), the Guarantors from time to time party hereto, each Secured Hedge Counterparty from time to time party hereto and Bank of America, N.A. (“Bank of America”), in its capacity administrative agent for the benefit of the Secured Hedge Counterparties (the “Administrative Agent”). Terms used and not defined in this preamble or in the recitals are defined in Section 1.1.
          WHEREAS, on the date hereof, Calumet and each of the Secured Hedge Counterparties listed on Schedule I are party to the Secured Hedge Agreement set forth opposite such Secured Hedge Counterparty’s name on Schedule I;
          WHEREAS, concurrently with the execution and delivery of this Agreement, certain Transaction Parties have entered into the Mortgage Instruments or amendments thereto, pursuant to which such Transaction Parties have encumbered in favor of the Administrative Agent, for the benefit of the Secured Hedge Counterparties, the fee interest and/or leasehold interest of such Transaction Party in such Transaction Party’s Mortgaged Properties;
          WHEREAS, concurrently with the execution and delivery of this Agreement, the Transaction Parties and the Administrative Agent have entered into an Amended and Restated Security and Pledge Agreement (the “Security Agreement”), pursuant to which such Transaction Parties have granted to the Administrative Agent, for the benefit of the Secured Hedge Counterparties, a security interest in and to all Property of such Transaction Parties, as set forth therein; and
          WHEREAS, the parties hereto now desire to enter into this Agreement to set forth their mutual understanding with respect to the appointment of Bank of America, as Administrative Agent on behalf of the Secured Hedge Counterparties under the Mortgage Instruments, the Security Agreement and the other Collateral Documents.
          NOW, THEREFORE, for and in consideration of the premises and of the covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, covenant and agree as follows:
ARTICLE 1 DEFINITIONS
Section 1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
                   “Account” has the meaning specified in the UCC, including all rights to payment for goods sold or leased, or for services rendered.
                   “Administrative Agent” has the meaning given to such term in the preamble.

          “Administrative Agent’s Office” means the Administrative Agent’s address for notices set forth on the Administrative Agent’s signature page to this Agreement, or such other address as the Administrative Agent may from time to time notify to Calumet and the Secured Hedge Counterparties in accordance with Section 7.2(c).
          “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
          “Aggregate Exposure” means, for any date of determination, the sum of all Secured Hedge Counterparties’ Exposure.
          “Agreement” has the meaning given to such term in the preamble.
          “Approved Counterparty” means any of the following: (a) J. Aron & Company, Koch Supply & Trading, LP, Merrill Lynch Commodities, Inc., JPMorgan Chase Bank, N.A., Bank of America, N.A., or any successor by merger of the foregoing (together with any trading affiliate of any of foregoing entities that has comparable credit support, if any, from the applicable parent entity), and (b) any other Person (or such Person’s parent entity if such Person receives comparable credit support from such parent entity) whose senior unsecured debt ratings, if any, otherwise, the corporate credit rating or issuer rating, as the case may be (as of the date that the applicable hedge is entered into), are not less than A3 from Moody’s Investors Service, Inc. or A- from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successors thereto.
          “Bank of America” has the meaning given to such term in the preamble.
          “Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.
          “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located.
          “Calumet” has the meaning given to such term in the preamble.
          “Capital Lease” means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.
          “Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          “CERCLA” means the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq .), as amended.
          “Collateral” means, subject to the proviso at the end of this definition, all of the present and future assets and property of each Transaction Party, whether real, personal or mixed, including:
          (a) all of the following present and future Property of Calumet:
          (i) all present and future real Property, fixtures, machinery and other Equipment comprising or used for or in connection with the Refinery Properties, the Terminal Property and any domestic operating facility owned by Calumet;
          (ii) all present and future patents and patent license rights, trademarks and trademark license rights, copyrights and copyright license rights, trade secrets and processes and other intellectual property;
          (iii) all other present and future machinery and other Equipment, goods, real Property (whether owned or leased), fixtures, financial assets, investment Property, commercial tort claims and hedge agreements;
          (iv) the PP&E Proceeds Account and all cash from time to time on deposit in the PP&E Proceeds Account; and
          (v) chattel paper, documents and instruments;
          (b) all proceeds (including, without limitation, insurance proceeds) and products of the Property and assets described in the foregoing clause (a); provided, however,that the Collateral shall not include any “Posted Credit Support” (as defined in any Secured Hedge Agreement), any Working Capital Priority Collateral or any Excluded Property.
          “Collateral Documents” means this Agreement, the Security Agreement, the Mortgage Instruments, the PP&E Proceeds Account Control Agreement and such other security or collateral documents as may be executed and delivered by the Transaction Parties pursuant to the terms of any Secured Hedge Agreement.
          “Consolidated Parties” means Calumet Specialty Products Partners, L.P., a Delaware limited partnership, and each of its Subsidiaries.
          “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
           “Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
          “Default Event” means, upon the Administrative Agent’s receipt of written notice thereof in accordance with Section 6.1(a) or Section 6.1(b), a Hedge Agreement Default.
          “Default Notice”has the meaning given to such term in Section 6.1(c).
          “Domestic Subsidiary” means any Subsidiary of a Consolidated Party that is organized under the laws of any political subdivision of the United States.
          “Due Date” has the meaning set forth in Section 7.3(c)(ii).
          “Environmental Law” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or other legally-binding governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
          “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Transaction Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Environmental Release or threatened Environmental Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
          “Environmental Release” means a release as defined in CERCLA or under any other Environmental Law.
          “Equipment” has the meaning specified in the UCC, including all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory), and all parts, accessories and special tools therefor, and accessions thereto.
          “Excluded Property” means, with respect to any Transaction Party, including any Person that becomes a Transaction Party after the date hereof, (a) any leased real Property which (i) has an actual, annual rent less than U.S.$5,000,000 or (ii) is located outside of the United States, (b) any owned real or personal Property which is located outside of the United States and which has a net book value of less than $1,000,000, provided that the aggregate net book value of all real or personal Property of all of the Transaction Parties excluded pursuant to this clause (b) shall not exceed $2,000,000, (c) any other owned real Property located in the United States which has a net book value of less than $250,000, provided that the aggregate net book value of all real Property of all of the Transaction Parties excluded pursuant to this clause (c) shall not exceed $500,000, (d) the leased Real Property located in Indianapolis, Indiana and The Woodlands, Texas and described in the Secured Hedge Agreements, and any other leased real

Property that is a lease of office space being used for administrative or similar corporate support services and that is not part of any Refinery Property, (e) any leased personal Property, (f) any owned personal Property (including, without limitation, motor vehicles) in respect of which perfection of a Lien is not either governed by the Uniform Commercial Code or effected by appropriate evidence of the Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office, (g) any Pledged Purchase Property and (h) any catalyst elements and precious metals necessary for the operation of the refinery assets of the Consolidated Parties in the Ordinary Course of Business.
          “Exposure” means, for any Secured Hedge Counterparty, on any date of determination, the greater of (i) U.S.$l0,000,000 and (ii) an amount determined in good faith by the applicable Secured Hedge Counterparty equal to the amount, if any, that would be or is payable by Calumet to such Secured Hedge Counterparty under the Secured Hedge Agreement with such Secured Hedge Counterparty, as if (a) each such Secured Hedge Agreement were being terminated early on such date of determination due to a “Termination Event”, “Event of Default”, “Additional Event of Default”, or “Additional Termination Event”, where Calumet is the sole “Affected Party,” or the sole “Defaulting Party”, as applicable, and (b) the Secured Hedge Counterparty were the sole party determining such payment amount (with the applicable Secured Hedge Counterparty making such determination reasonably in accordance with the provisions of the above-described Secured Hedge Agreement). If, as of the date of determination, any Secured Hedge Agreement has been terminated and a payment is expected to become due to the relevant Secured Hedge Counterparty in respect of such termination, then, for purposes of calculating its Exposure hereunder, (i) until such termination payment has been calculated pursuant to the terms of the Secured Hedge Agreement, such Secured Hedge Counterparty shall reasonably estimate the amount of such termination payment, and (ii) after such termination payment has been calculated pursuant to the terms of the Secured Hedge Agreement, the actual termination payment (including any accrued interest due thereon) shall be used.
          “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
          “Group Transaction Documents” means, collectively, all of the Transaction Documents of all Secured Hedge Counterparties.
          “Guarantors” means, as of the date hereof, each Person set forth on Schedule II, and each other Person that subsequently becomes a Guarantor under any Secured Hedge Agreement.
          “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
          “Hedge Agreement Default” means any event or condition that constitutes an “Event of Default”, “Potential Event of Default” or a “Termination Event”, where Calumet or any other Transaction Party is the sole “Defaulting Party” or the sole “Affected Party”, respectively, under, and as defined in, any Group Transaction Document
          “Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement dated as of the date hereof by and among the Administrative Agent, Bank of America, N.A., as administrative agent for the lenders party to that certain Credit Agreement dated as of December 9, 2005 by and among the Transaction Parties, the lenders party thereto from time to time and the administrative agent, and the Transaction Parties.
          “Inventory” has the meaning specified in the UCC, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in a Transaction Party’s business (but excluding Equipment).
          “Joinder” has the meaning given to such term in Article 5.
          “Joinder Agreement” means a Joinder Agreement substantially in the form of Exhibit A, executed and delivered by a new Secured Hedge Counterparty in accordance with the provisions of Section 5.1.
          “Joinder Certificate” means a Joinder Certificate substantially in the form of Exhibit B, executed and delivered by Calumet in accordance with the provisions of Section 5.2.
          “Laws” means all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.
          “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
          “Majority Vote Action” means the approval, consent or determination hereunder by the holders of more than 50% of the Aggregate Exposure of the Secured Hedge Counterparties.

          “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the condition or value of the Collateral, (b) a material impairment of ability of any Transaction Party to perform its obligations under any Group Transaction Document to which it is a party, or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Transaction Party of any Group Transaction Document to which it is a party.
          “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
          “Mortgage Instruments” means each of the mortgages, deeds of trust or deeds to secure debt (as the same may be amended, modified, restated or supplemented from time to time) encumbering the fee interest and/or leasehold interest of the applicable Transaction Party in each of the Mortgaged Properties in favor of the Administrative Agent, on behalf of the Secured Hedge Counterparties.
          “Mortgaged Properties” means each of the Refinery Properties, the Terminal Property and each of the other Real Properties designated on Schedule III as a Mortgaged Property.
          “Ordinary Course of Business” means, with respect to any Person, the ordinary course of business of such Person, consistent with past practices and undertaken in good faith (and not for the purpose of evading any provision of a Group Transaction Document).
          “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
          “Pledged Purchased Property” means Property that is subject to a Lien securing only purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Lease Obligations) incurred after the date hereof by any Consolidated Party to finance fixed assets.
          “PP&E Proceeds Account” is defined in the Security Agreement.
          “PP&E Proceeds Account Control Agreement” means an agreement among the Calumet, Bank of America or an Affiliate thereof, as depository institution or securities intermediary, as applicable, and the Administrative Agent, in a form reasonably acceptable to the Administrative Agent and Calumet, and which provides the Administrative agent with “control” as such term is used in the UCC, while also providing to Calumet the ability to select investment options for the balance therein that provide customary rates or return for cash equivalents.
          “Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
          “Real Properties” means, at any time, each of the facilities and real Properties owned, leased or operated by the Consolidated Parties at such time.
          “Record Date” has the meaning set forth in Section 7.3(c)(ii).

          “Refinery Properties” means each of the refinery facilities owned and operated by the Consolidated Parties and located in Princeton, Louisiana, Cotton Valley, Louisiana and Shreveport, Louisiana, respectively, and each of the specialty hydrocarbon processing facilities owned and operated by the Consolidated Parties and located in Karns City, Pennsylvania and Dickinson, Texas.
          “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
          “Responsible Officer” means, with respect to any Person, the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of such Person. Any document delivered hereunder that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.
          “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw- Hill Companies, Inc., and any successor thereto.
          “Secured Hedge Agreement” means any Swap Contract entered into by a Transaction Party for commodities traded by such Transaction Party in the ordinary course of business (regardless of whether such Swap Contract is effected by means of a futures contract, an over-the-counter hedging agreement or otherwise) that is (a) in effect on the date hereof with a Secured Hedge Counterparty or (b) is entered into after the date hereof with a counterparty that is or becomes a Secured Hedge Counterparty at the time such Swap Contract is entered into.
          “Secured Hedge Counterparty” means any Approved Counterparty that enters into a Secured Hedge Agreement and is a party hereto (including by joinder in accordance with Article 5).
          “Secured Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Transaction Party arising under any Group Transaction Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, expenses, costs and fees that accrue after the commencement by or against any Transaction Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
          “Security Agreement” has the meaning given to such term in the recitals.
          “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Capital Stock having ordinary voting power for the election of directors or other governing body (other than Capital Stock having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Calumet.
          “Subsidiary Guaranties” means each of the guaranties delivered, separately, to each Secured Hedge Counterparty by the Guarantors guaranteeing the Secured Obligations of such Secured Hedge Counterparty.
          “Super Majority Vote Action” means the approval, consent or determination hereunder by the holders of more than 66% of the Aggregate Exposure of the Secured Hedge Counterparties.
          “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
          “Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of Property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
          “Terminal Property” means the terminal facility owned and operated by Calumet and located in Burhnam, Illinois.
          “Transaction Documents” means, with respect to each Secured Hedge Counterparty, all of the Collateral Documents and such Secured Hedge Counterparty’s Secured Hedge Agreement (including each Confirmation and Credit Support Document entered into, and defined, thereunder).
          “Transaction Parties” means Calumet and each Guarantor.
          “UCC” has the meaning specified in the Security Agreement.
          “Vote Notice” has the meaning set forth in Section 7.3(c)(i).
          “Vote Request” has the meaning set forth in Section 7.3(c)(i).

          “Working Capital Priority Collateral” means:
(a)	all of the Capital Stock of each of the present and future Subsidiaries of Calumet;

(b)	all of the following present and future Property of Calumet:
               (i) accounts (other than accounts or other payment obligations constituting the proceeds of Collateral);
               (ii) Inventory;
               (iii) chattel paper, instruments, documents and payment intangibles, in each case to the extent relating to accounts (other than accounts or other payment obligations constituting the proceeds of Collateral) or Inventory;
               (iv) deposit accounts (other than the PP&E Proceeds Account);
               (v) cash (other than cash in the PP&E Proceeds Account);
               (vi) letter-of-credit rights in respect of Inventory or accounts (other than accounts or other payment obligations constituting the proceeds of Collateral);
               (vii) books and records and accounting systems relating to Accounts or Inventory;
               (viii) customer contracts;
               (ix) tax refunds; and
               (x) financial hedge agreements;
            (c)   all proceeds (including, without limitation, insurance proceeds) and products of the Property described in the foregoing clauses (a) and (b).
Section 1.2 Rules of Interpretation. With reference to this Agreement and each other Collateral Document, unless otherwise specified herein or in such other Collateral Document:
            (a)   The definition of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.
            (b)   The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”
            (c)   Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Collateral Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Collateral Document, shall be construed to refer to such Collateral Document in its entirety and not to any particular provision thereof, (iv) all references in a Collateral Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Collateral Document in which such references appear, and (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.
          (d) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
          (e) Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.
ARTICLE 2 ADMINISTRATIVE AGENCY
Section 2.1 Appointment and Authority. Each of the Secured Hedge Counterparties hereby irrevocably appoints Bank of America, and Bank of America hereby accepts such appointment, to act on its behalf as the Administrative Agent hereunder and under the other Collateral Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of Sections 2.2 through 2.10 are solely for the benefit of the Administrative Agent and the Secured Hedge Counterparties, and neither Calumet nor any other Transaction Party shall have any right as a third party beneficiary of any of such provisions.
Section 2.2 Rights as a Secured Hedge Counterparty. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Secured Hedge Counterparty as any other Secured Hedge Counterparty and may exercise the same as though it were not the Administrative Agent and the term “Secured Hedge Counterparty” or “Secured Hedge Counterparties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Calumet or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Secured Hedge Counterparties.
Section 2.3 Exculpatory Provisions.
          (a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Collateral Documents. Without limiting the generality of the foregoing, the Administrative Agent:

          (i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default Event has occurred and is continuing;
          (ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Collateral Documents that the Administrative Agent is required to exercise as directed in writing by the Secured Hedge Counterparties; provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Collateral Documents or applicable law; and
          (iii) shall not, except as expressly set forth herein and in the other Collateral Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Calumet or any of its Affiliates that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity.
          (b) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of Secured Hedge Counterparties pursuant to Section 6.2 or (ii) in the absence of its own gross negligence, willful misconduct or breach in bad faith of its obligations hereunder or under any other Collateral Document, as determined by a final and nonappealable judgment by a court of competent jurisdiction.. The Administrative Agent shall be deemed not to have knowledge of any Default Event unless and until notice describing such Default Event is given to the Administrative Agent by Calumet or a Secured Hedge Counterparty.
          (c) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made by others in or in connection with this Agreement or any other Collateral Document, (ii) the contents of any certificate, report or other document delivered by others hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance by others of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default Event, or (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Collateral Document or any other agreement, instrument or document, in each case, other than to which it is a party and only with respect to itself.
Section 2.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for Calumet), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it, in each case in accordance with the advice of any such counsel, accountants or experts.

Section 2.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Collateral Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and such Related Parties.
Section 2.6 Resignation of Administrative Agent. The Administrative Agent may resign as Administrative Agent at any time upon thirty (30) days’ prior written notice to the Secured Hedge Counterparties and Calumet. If the Administrative Agent resigns as Administrative Agent, a Majority Vote Action shall have the right, with the consent (other than during the existence of a Hedge Agreement Default) of Calumet (such consent not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed as set forth above and shall have accepted such appointment within such 30-day period, then the retiring Administrative Agent may, on behalf of the Secured Hedge Counterparties, with the consent (other than during the existence of a Hedge Agreement Default) of Calumet (such consent not to be unreasonably withheld or delayed), appoint a successor Administrative Agent meeting the qualifications set forth above; provided that, if no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Collateral Documents (except that in the case of any tangible Collateral held by the Administrative Agent on behalf of the Secured Hedge Counterparties under any of the Collateral Documents, the retiring Administrative Agent shall continue to hold such Collateral, and be subject to the duties and obligations of the Administrative Agent hereunder with respect thereto, until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Secured Hedge Counterparty directly, until such time as a successor Administrative Agent is appointed as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Collateral Documents (if not already discharged therefrom as provided above in this Section). The fees payable by Calumet to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Calumet and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Collateral Documents, the provisions of this Article shall continue in effect for the benefit of such retiring Administrative Agent, its sub- agents selected by the Administrative Agent with reasonable care and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
Section 2.7 Non-Reliance on Administrative Agent and Secured Hedge Counterparties. Each Secured Hedge Counterparty acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Secured Hedge Counterparty or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement, the other Collateral Documents and the Secured Hedge Agreement to which it is a party. Each Secured Hedge Counterparty also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Secured Hedge Counterparty or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Collateral Document or any related agreement or any document furnished hereunder or thereunder.
Section 2.8 Administrative Agent Action Under Debtor Relief Law. In case of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Transaction Party, (a) any Secured Hedge Counterparty may direct the Administrative Agent (irrespective of whether any Secured Hedge Counterparty shall have made any demand on Calumet), by intervention in such proceeding or otherwise, to collect and receive any monies or other property payable or deliverable on any claims of the Secured Hedge Counterparties and to distribute the same to the Secured Hedge Counterparties in accordance with Section 6.3, and (b) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Hedge Counterparty to make payment on such claims to the Administrative Agent for the benefit of the Secured Hedge Counterparties and to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent hereunder and under the other Collateral Documents.
          Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any the Secured Hedge Counterparty any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Secured Hedge Counterparty or to authorize the Administrative Agent to vote in respect of the claim of any Secured Hedge Counterparty in any such proceeding.
Section 2.9 Collateral and Guaranty Matters. Each of the Secured Hedge Counterparties irrevocably authorizes the Administrative Agent, at its option and in its discretion,
          (a) to release any Lien on any Property granted to or held by the Administrative Agent for the benefit of the Secured Hedge Counterparties under any Collateral Document:
          (i) upon receiving notification from each Secured Hedge Counterparty of payment in full of all Secured Obligations (other than contingent indemnification obligations, if any) under such Secured Hedge Counterparty’s Transaction Documents;
          (ii) that is transferred or to be transferred as part of or in connection with any disposition that is permitted under all Secured Hedge Agreements (provided that (A) the Administrative Agent has received a certificate from Calumet stating that such transfer accompanied by a release of Lien is permitted pursuant to the terms of all Secured Hedge Agreements, (B) the Administrative Agent (promptly upon receipt of such certificate) or Calumet provides a copy of such certificate and details of such proposed release to each Secured Hedge Counterparty at least ten Business Days prior to any such release, and (C)(1) the Administrative Agent and Calumet have not received from any Secured Hedge Counterparty, on or before the Release Objection Notice Deadline, a written objection to the accuracy of such certificate, which objection shall be made in good faith, identify each such objectionable provision and describe in reasonable detail the basis for each such objection (such notice, a “Release Objection Notice”) or (2) if a Secured Hedge Counterparty has delivered a Release Objection Notice on or before the Release Objection Notice Deadline, such Secured Hedge Counterparty has subsequently waived or withdrawn its objection; for purposes of this paragraph, the “Release Objection Notice Deadline” shall be ten Business Days after the earlier of (x) the date on which the Administrative Agent provides a copy of such certificate to each Secured Hedge Counterparty and (y) the latest date upon which any Secured Hedge Counterparty received from Calumet a copy of such certificate); or
          (iii) subject to Section 7.3, if approved, authorized or ratified in writing by the Secured Hedge Counterparties; and
          (b) to subordinate any Lien on any Property granted to or held by the Administrative Agent for the benefit of the Secured Hedge Counterparties under any Collateral Document to the holder of any Lien on such Property that is permitted in accordance with the Secured Hedge Agreements (provided that (i) the Administrative Agent has received a certificate from Calumet stating that such subordination of Lien is permitted pursuant to the terms of all Secured Hedge Agreements, (ii) the Administrative Agent (promptly upon receipt of such certificate) or Calumet provides a copy of such certificate and details of such proposed subordination of Lien to each Secured Hedge Counterparty, and (iii)(A) the Administrative Agent and Calumet have not received from any Secured Hedge Counterparty, on or before the Subordination Objection Notice Deadline, a written objection to the accuracy of such certificate, which objection shall be made in good faith, identify each such objectionable provision and describe in reasonable detail the basis for each such objection (such notice, a “Subordination Objection Notice”) or (B) if a Secured Hedge Counterparty has so delivered a Subordination Objection Notice on or before the Subordination Objection Notice Deadline, such Secured Hedge Counterparty has subsequently waived or withdrawn its objection; for purposes of this paragraph, the “Subordination Objection Notice Deadline” shall be ten Business Days after the earlier of (x) the date on which the Administrative Agent provides a copy of such certificate to each Secured Hedge Counterparty and (y) the latest date upon which any Secured Hedge Counterparty received from Calumet a copy of such certificate); and
          (c) Upon request by the Administrative Agent at any time, the Secured Hedge Counterparties will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of Property pursuant to this Section.
Section 2.10 Intercreditor Agreement. Each of the Secured Hedge Counterparties hereby acknowledges that it has received and reviewed the Intercreditor Agreement and agrees to be bound by the terms thereof. Each Secured Hedge Counterparty (and each Person that becomes a Secured Hedge Counterparty hereunder pursuant to Article 5) hereby (i) acknowledges that Bank of America is acting under the Intercreditor Agreement in multiple capacities as the Administrative Agent and the Working Capital Agent (as defined in the Intercreditor Agreement)

and (ii) waives any conflict of interest, now contemplated or arising hereafter, in connection therewith and agrees not to assert against Bank of America any claims, causes of action, damages or liabilities of whatever kind or nature relating thereto. Each Secured Hedge Counterparty (and each Person that becomes a Secured Hedge Counterparty hereunder pursuant to Article 5) hereby authorizes and directs Bank of America to enter into the Intercreditor Agreement on behalf of such Secured Hedge Counterparty and agrees that Bank of America, in its various capacities thereunder; may take such actions on its behalf as is contemplated by the terms of the Intercreditor Agreement.
Section 2.11 Environmental Compliance Matters.
          (a) Calumet represents to the Secured Hedge Counterparties and the Administrative Agent that, except in each case as where the existence and/or occurrence of any of the following could not reasonably be expected to have a Material Adverse Effect:
          (i) Each of the Real Properties included within the Collateral and all operations at the Real Properties included within the Collateral are in compliance with all applicable Environmental Laws, there is no violation of any Environmental Law with respect to the Real Properties or the Collateral, and there are no conditions relating to the Real Properties included within the Collateral that could give rise to liability under any applicable Environmental Laws;
          (ii) None of the Real Properties included within the Collateral contains any Hazardous Materials at, on or under the Real Properties included within the Collateral in amounts or concentrations that constitute a violation of, or could give rise to liability under, Environmental Laws;
          (iii) No Consolidated Party has received any written notice of, or inquiry from any Governmental Authority that remains unresolved or is currently outstanding with regard to any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Real Properties included within the Collateral, nor does any Responsible Officer of any Transaction Party have knowledge or reason to believe that any such notice will be received or is being threatened;
          (iv) Hazardous Materials have not been transported or disposed of from the Real Properties included within the Collateral, or generated, treated, stored or disposed of at, on or under any of the Real Properties included within the Collateral or any other location, in each case by or on behalf of any Consolidated Party in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;
          (v) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Responsible Officer of any Transaction Party, threatened, under any Environmental Law to which any Consolidated Party is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Real Properties included within the Collateral; and
          (vi) There has been no Environmental Release, or threat of Environmental Release, of Hazardous Materials at or from the Real Properties included within the Collateral, or arising from or related to the operations (including, without limitation, disposal) of any Consolidated Party in connection with the Real Properties included within the Collateral, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.
          (b) Following the occurrence of any event or the discovery of any condition that is reasonably determined by a Majority Vote Action to have caused (or could reasonably be expected to cause) the representations and warranties related to environmental compliance set forth in clause (a) above to be untrue in any material respect, upon the reasonable written request of the Administrative Agent, Calumet shall cause the Transaction Parties to furnish to the Administrative Agent, at Calumet’s expense, a report of an environmental assessment of reasonable scope, form and depth, (including, where appropriate, invasive soil or groundwater sampling) by a consultant reasonably acceptable to the Administrative Agent as to the nature and extent of the presence of any Hazardous Materials on any Real Properties and as to the compliance by any Consolidated Party with Environmental Laws at such Real Properties. If the Transaction Parties fail to deliver such an environmental report within seventy-five (75) days after receipt of such written request, then the Administrative Agent may, at the direction of a Majority Vote Action, arrange for the same, and the Consolidated Parties hereby grant to the Administrative Agent and its representatives access to the Real Properties to reasonably undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Administrative Agent pursuant to this provision will be payable by the Transaction Parties on demand and added to the obligations secured by the Collateral Documents.
Section 2.12 Insurance. Calumet shall, and shall cause each of its Subsidiaries to, maintain in full force and effect casualty insurance with respect to the Collateral with insurers rated A or better by Best Rating Guide, in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are deemed sufficient for the Consolidated Parties by the management of Calumet in the exercise of their reasonable business judgment (subject to a Majority Vote Action if a Secured Hedge Counterparty objects in good faith to such insurance coverage). The Administrative Agent (for the benefit of the Secured Hedge Counterparties) shall be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be altered or canceled. The Administrative Agent shall not be responsible for reviewing the insurance policies or otherwise confirming the types of amounts of coverage.

ARTICLE 3 EXPENSES; INDEMNITY; DAMAGE WAIVER
Section 3.1 Costs and Expenses of the Administrative Agent. Calumet and the other Transaction Parties shall pay (a) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Collateral Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (b) all out-of-pocket expenses incurred by the Administrative Agent or any Secured Hedge Counterparty (including the fees, charges and disbursements of any counsel for the Administrative Agent, and one counsel retained by the Secured Hedge Counterparties or any steering committee or similar group acting on behalf of the Secured Hedge Counterparties as a group (and such additional counsel as the Administrative Agent, any Secured Hedge Counterparty, any group of Secured Hedge Counterparties or any such steering committee determines in good faith are necessary in light of actual or potential conflicts of interest or the availability of different claims or defenses) in connection with the enforcement or protection of its rights in connection with this Agreement and the other Collateral Documents, including its rights under this Article.
Section 3.2 Indemnification by the Transaction Parties. Calumet shall indemnify the Administrative Agent (and any sub-agent thereof), each Secured Hedge Counterparty, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Transaction Party arising out of, in connection with, or as a result of (a) the execution or delivery of this Agreement, any other Collateral Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Collateral Documents, (b) any actual or alleged presence or Environmental Release of Hazardous Materials on or from any property owned or operated by a Transaction Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Transaction Party or any of its Subsidiaries, or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Transaction Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (ii) result from a claim brought by any Transaction Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Collateral Document, if such Transaction Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.
Section 3.3 Reimbursement by Secured Hedge Counterparties. To the extent that the Transaction Parties for any reason fail to indefeasibly pay any amount required under Section 3.1 or 3.2 to be paid by them to the Administrative Agent (or any sub-agent thereof) or any Related Party of the Administrative Agent, each Secured Hedge Counterparty severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Secured Hedge Counterparty’s applicable share (based on such Secured Hedge Counterparty’s share of payment, determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party acting for the Administrative Agent (or any such sub-agent) in connection with such capacity.
Section 3.4 Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, neither Calumet nor any Indemnitee shall assert, and each such Person hereby waives, any claim against any other such Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any Group Transaction Document or any agreement or instrument contemplated hereby or the transactions contemplated hereby or thereby. No Transaction Party or Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipient by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Collateral Documents or the transactions contemplated hereby or thereby.
Section 3.5 Payments. All amounts due under this Article shall be payable not later than ten Business Days after demand therefor.
Section 3.6 Survival. The agreements in this Article shall survive the resignation of the Administrative Agent and the repayment, satisfaction or discharge of all Secured Obligations.
ARTICLE 4 PAYMENTS SET ASIDE; SHARING OF SET-OFF
Section 4.1 To the extent that any payment by or on behalf of Calumet is made to the Administrative Agent or any Secured Hedge Counterparty and such payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Secured Hedge Counterparty) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made, and (b) each Secured Hedge Counterparty that had received such payment severally agrees to pay to the Administrative Agent upon demand its applicable share (based on such Secured Hedge Counterparty’s share of payment) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Secured Hedge Counterparties under clause (b) of the preceding sentence shall survive the payment in full of the Secured Obligations and the termination of this Agreement.
Section 4.2 To the extent that the Administrative Agent or any Secured Hedge Counterparty exercises its right of setoff upon the occurrence and during the continuation of a Hedge Agreement Default, and the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Secured Hedge Counterparty with Calumet’s consent (not to be unreasonably withheld or delayed)) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such setoff had not occurred, and (b) each Secured Hedge Counterparty that had benefitted from such setoff severally agrees to pay to the Administrative Agent upon demand any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Secured Hedge Counterparties under clause (b) of the preceding sentence shall survive the payment in full of the Secured Obligations and the termination of this Agreement.
ARTICLE 5 JOINDER OF SECURED HEDGE COUNTERPARTIES AND
WITHDRAWAL FROM COLLATERAL DOCUMENTS
Section 5.1 Joinder. A Person may become a Secured Hedge Counterparty by (i) executing and delivering a Joinder Agreement to the Administrative Agent, (ii) entering into a Secured Hedge Agreement which do not violate the collateral terms and provisions of the Collateral Documents (each, a “Joinder”) and (iii) causing Calumet to deliver a Joinder Certificate in accordance with Section 5.2.
Section 5.2 Effectiveness of Joinder. A Joinder with respect to a Person who will become a party to a Secured Hedge Agreement shall not be effective unless and until (a) the Administrative Agent has received a Joinder Certificate executed by Calumet, (b) the Administrative Agent or Calumet has provided a copy of such Joinder Certificate to each Secured Hedge Counterparty, and (c)(i) the Administrative Agent and Calumet have not received from any Secured Hedge Counterparty, on or before the Joinder Objection Notice Deadline, a written objection to the certifications made by Calumet in such Joinder Certificate, which objection shall be made in good faith, identify each such objectionable certification and describe in reasonable detail the basis for each such objection (provided that its shall not be a condition to the effectiveness of any Joinder that such new Secured Hedge Counterparty’s Secured Hedge Agreement or any part thereof be disclosed to the Administrative Agent or any other Secured Hedge Counterparty) (such notice, a “Joinder Objection Notice”) or (2) if a Secured Hedge Counterparty has delivered a Joinder Objection Notice on or before the Joinder Objection Notice Deadline, such Secured Hedge Counterparty has subsequently waived or withdrawn its objection. For purposes of this Section 5.2, the “Joinder Objection Notice Deadline” shall be ten Business Days after the earlier of (x) the date on which the Administrative Agent provides a copy of such Joinder Certificate to each Secured Hedge Counterparty and (y) the latest date upon which any Secured Hedge Counterparty received from Calumet a copy of such Joinder Certificate. The date upon which the foregoing conditions are waived or satisfied, as notified in writing by the Administrative Agent to the Person who will become a new Secured Hedge Counterparty, shall be the Joinder Effective Date referred to in the Joinder Agreement.
Section 5.3 Withdrawal. A Secured Hedge Counterparty shall cease to be a Secured Hedge Counterparty for all purposes under this Agreement and the other Collateral Documents, other than with respect to indemnification and payment obligations arising in respect of periods prior to such withdrawal, if (a) such Secured Hedge Counterparty delivers to the Administrative Agent and Calumet a written notice of such withdrawal executed by such withdrawing Secured Hedge Counterparty or (b) Calumet delivers to the Administrative Agent evidence that all Secured Obligations (other than contingent indemnification obligations, if any) under such Secured Hedge Counterparty’s Transaction Documents have been paid in full and the applicable Secured Hedge Agreement has terminated and the applicable Secured Hedge Counterparty confirms the foregoing. Upon receipt of any such written notice, such Secured Hedge Counterparty will no longer be a party to this Agreement and will no longer be deemed to be a Secured Hedge Counterparty for purposes of the Collateral Documents, other than in respect to indemnification and payment obligations of such withdrawing Secured Hedge Counterparty arising in respect of periods prior to such withdrawal; provided that any subsequent amendments, waivers or other modifications to this Agreement or any other Collateral Document that affect such withdrawn Secured Hedge Counterparty’s continuing obligations shall not be given effect with respect to such withdrawn Secured Hedge Counterparty.
ARTICLE 6 REMEDIES UPON DEFAULT; APPLICATION OF PROCEEDS
Section 6.1 Default Notices.
          (a) Within five Business Days of the date on which a Responsible Officer of Calumet becomes aware of the existence of any Hedge Agreement Default, Calumet shall notify the Administrative Agent of such Hedge Agreement Default and provide reasonable details thereof.
          (b) At any time any Secured Hedge Counterparty becomes aware of the existence of any Hedge Agreement Default, such Secured Hedge Counterparty may, but shall not be required to, notify the Administrative Agent (with a copy of such notice to Calumet) of such Hedge Agreement Default and provide reasonable details thereof.
          (c) If the Administrative Agent receives any notice described in clauses (a) or (b) above, the Administrative Agent shall promptly (but in any event no later than (x) 10:00 a.m. on the Business Day following the date of receipt of any such notice if such notice is received by 12:00 p.m. Central Prevailing Time or (y) 10:00 a.m. on the second Business Day following such date of receipt if otherwise) provide a notice of a Default Event (a “Default Notice”) to each Secured Hedge Counterparty and Calumet.
Section 6.2 Remedies Upon Default Event.

          (a) Exercise. Subject to Section 7.3(c), upon the Administrative Agent’s receipt of a Default Notice and during the continuation of the Default Event, a Majority Vote Action may direct the Administrative Agent to exercise on behalf of itself and the Secured Hedge Counterparties all rights and remedies available to it and the Secured Hedge Counterparties under the Collateral Documents; provided that, unless (i) the Secured Hedge Counterparties have, by a Majority Vote Action, directed the Administrative Agent to exercise rights and remedies with respect to the Collateral within ten Business Days after any party has requested a vote in respect of such actions, and (ii) such actions are reasonably calculated, to the greatest extent commercially practicable given the value of the Collateral under the then-existing circumstances, to lead to proceeds sufficient to pay in full all Secured Obligations, then, provided the Default Event is continuing, any individual Secured Hedge Counterparty with a positive Exposure in excess of U.S. $25,000,000 may unilaterally direct the Administrative Agent to exercise such rights and remedies. The Administrative Agent shall have no obligation to exercise any rights or remedies available to it and the Secured Hedge Counterparties under the Collateral Documents other than as directed by the Secured Hedge Counterparties as described above in this Section 6.2. Further, the Administrative Agent shall not have any responsibility or liability for making the determination described in clause (ii) in the preceding sentence.
          (b) Notice of Exposure. Upon the Administrative Agent’s receipt of a direction in accordance with clause (a) above, the Administrative Agent shall request, and each Secured Hedge Counterparty shall provide, notice of such Secured Hedge Counterparty’s Exposure as of the day that is one Business Day prior to such request. Each Secured Hedge Counterparty may, at its discretion, provide daily updates of its Exposure to the Administrative Agent. The Aggregate Exposure derived from such notified amounts shall be used by the Administrative Agent in accordance with Section 6.3.
Section 6.3 Application of Funds. After the Administrative Agent’s receipt of a direction in accordance with Section 6.2(a) and the Aggregate Exposure in accordance with Section 6.2(b), any proceeds received on account of the Collateral shall be applied by the Administrative Agent in the following order:
          (a) first, to the payment of all reasonable costs and expenses incurred by the Administrative Agent in connection with the taking, holding, preparing for disposition, processing and disposing of any Collateral or otherwise in connection with any Collateral Document or any of the Secured Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent in connection with the Collateral and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy under any Collateral Document;
          (b) second, to the payment of fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article 3) payable to the Administrative Agent in its capacity as such;
          (c) third, to the payment of any Secured Obligations outstanding under each Secured Hedge Agreement or any Collateral Document payable to each Secured Hedge

Counterparty, ratably in accordance with the Secured Obligations owed to each such Secured Hedge Counterparty; and
          (d) fourth, to the applicable Transaction Party or pursuant to applicable Law or court order.
Section 6.4 Security Interests. The Administrative Agent and each of the Secured Hedge Counterparties hereby agree that, notwithstanding (a) the order or concurrence of the timing of the creation, attachment or perfection of any security interest, and (b) any applicable statutory or case law that would result in a contrary ordering of priorities or interests, all proceeds of Collateral and other amounts received by the Administrative Agent under any of the Collateral Documents shall be distributed in accordance with Section 6.3 and shall at all times be shared by the Secured Hedge Counterparties as provided herein.
ARTICLE 7 MISCELLANEOUS
Section 7.1 Representations and Warranties. Each of the Transaction Parties and Secured Hedge Counterparties represents and warrants to the other parties hereto that: (a) it is duly formed or incorporated, as applicable, and in good standing in the jurisdiction of its incorporation; (b) the execution, delivery and performance by it of this Agreement (i) have been duly authorized by all requisite corporate (or similar) action on its part, and (ii) will not contravene any provision of its charter or by-laws (or similar constitutive documents) or any order of any court or other governmental authority having applicability to it or any applicable law; and (c) this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation.
Section 7.2 Notices.
          (a) Notices Generally. All notices and other communications provided for herein to the Administrative Agent, Calumet or the Secured Hedge Counterparties shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier to the address, telephone number, telecopier number, or, to the extent expressly provided herein, electronic mail address specified on the signature page hereto or, if applicable, a Joinder Agreement.
          Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
          (b) Electronic Communications. Notices and other communications to the Secured Hedge Counterparties hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent. The Administrative Agent or Calumet may, in its discretion, agree in writing to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
          Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) other than with respect to notices or communications made by Calumet to the extent provided in any Transaction Document, notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
          (c) Change of Address, Etc. Each of the Administrative Agent, Calumet and the Secured Hedge Counterparties may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. In addition, upon the Administrative Agent’s reasonable request, Calumet and each Secured Hedge Counterparty agree to notify the Administrative Agent whether any of the following information has changed since it was last updated: (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) with respect to any Secured Hedge Counterparty, accurate wire instructions for such Secured Hedge Counterparty.
Section 7.3 Amendment; Waiver, Etc.
          (a) General. No amendment or waiver of any provision of this Agreement or any other Collateral Document, and no consent to any departure by any party hereto therefrom, shall be effective except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by a Majority Vote Action, with the consent of Calumet (unless a Hedge Agreement Default is in existence and continuing) and acknowledged by the Administrative Agent, or, in the case of any other Collateral Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Transaction Parties that are parties thereto, in each case with the consent of a Majority Vote Action, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that:
               (i) the written consent of each Secured Hedge Counterparty shall be required to:
                    (A) change Section 6.3 in a manner that would alter the pro rata sharing of payments required thereby;
                    (B) change any provision of this Section, or the definitions of “Majority Vote Action” or “Super Majority Vote Action”, or any other provision hereof specifying the number or percentage of Secured Hedge Counterparties required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder; or
                    (C) amend, change, waive discharge or terminate Section 7.3(a)(i) or (iii).
               (ii) the written consent of each affected Secured Hedge Counterparty shall be required to:
                    (A) postpone any date fixed by this Agreement or any other Collateral Document for any payment of amounts due to the Secured Hedge Counterparties hereunder or under any other Collateral Document;
                    (B) reduce or forgive any amounts payable hereunder or under any other Collateral Document; or
                    (C) (1) change the definitions of “Approved Counterparty” or “Secured Hedge Agreement” set forth in Section 1.1 in a manner adverse to such Secured Hedge Counterparty or (2) change the definition of “Secured Obligations” set forth in Section 1.1 so as to exclude any obligations of any Consolidated Party existing under such Secured Hedge Counterparty’s Secured Hedge Agreement to which any such Secured Hedge Counterparty is a party that would have been included prior to such change.
               (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Secured Hedge Counterparties required hereunder, affect the rights or duties of the Administrative Agent under this Agreement or any other Collateral Document;
provided further, however, that, prior to or concurrently with submitting a Vote Request in accordance with clause (c)(i) below with respect to any amendment, waiver or other modification described above, Calumet shall deliver to the Administrative Agent, for prompt distribution to the Secured Hedge Counterparties, a certificate stating that such amendment, waiver or other modification will not cause Calumet or any other Transaction Party to be in breach of any of its obligations under any Group Transaction Document and that such Transaction Parties are in compliance with the Group Transaction Documents; and
          (b) Subject to Section 7.3(a), Calumet and the Administrative Agent may (but shall have no obligation to) amend or supplement this Agreement or the other Collateral Documents without the consent of the Secured Hedge Counterparties:
               (i) to make any change that would provide any additional rights or benefits to all Secured Hedge Counterparties;
               (ii) to make, complete or confirm any grant of collateral or guaranty permitted or required by this Agreement or any of the other Collateral Documents or any release of any collateral or guaranty that is otherwise permitted under the terms of this

Agreement and permitted (if addressed therein or otherwise, not prohibited) by the terms of the other Collateral Documents;
               (iii) to correct any typographical errors or other similar mistakes that do not modify the intended rights and obligations of the parties hereto;
               (iv) to provide for additional obligations of the Transaction Parties or Liens securing such obligations to the extent permitted by the terms of this Agreement and permitted by (if addressed therein, or, otherwise, not prohibited) the terms of the other applicable Collateral Documents; and
               (v) to provide for evidence or effectuate other actions that are permitted by this Agreement and not otherwise prohibited by the other Collateral Documents.
          (c) Voting Mechanism.
               (i) Upon a written request by Calumet or any Secured Hedge Counterparty, in each case, to the Administrative Agent (in either case, a “Vote Request”),the Administrative Agent shall promptly (but in no event later than five Business Days after receipt of such Vote Request) issue a written notice (the “Vote Notice”) to the Secured Hedge Counterparties attaching such Vote Request; provided that, upon receipt of any Vote Request from a Secured Hedge Counterparty relating to the exercise of any rights under Section 6.2, the Administrative Agent shall issue such Vote Notice promptly and, in any event, no later than (x) 10:00 a.m. on the Business Day following the date of receipt of any such Vote Request if such Vote Request is received by 12:00 p.m. Central Prevailing Time or (y) 10:00 a.m. on the second Business Day following such date of receipt if otherwise; provided further that, if for any reason the Administrative Agent does not issue a Vote Notice in accordance with this Section in a timely manner, then any Secured Hedge Counterparty may arrange a vote of the Secured Hedge Counterparties in compliance with the procedures set forth in the foregoing clause (a) or (b) of this Section, and upon the Administrative Agent receiving satisfactory evidence thereof, the result of the vote shall be binding as if arranged by the Administrative Agent.
               (ii) Each Vote Request shall contain (A) a reasonably detailed description of any proposed act or matter requiring the vote, consent, notice, direction, certification or other act of the Secured Hedge Counterparties, (B) a record date and time (the “Record Date”)for the determination of the Secured Hedge Counterparties in connection with such proposed act or matter, which Record Date shall be at least one Business Day following issuance of the related Vote Notice, (C) the effective date, if applicable, of such act or matter, and (D) the deadline (the “Due Date”) for the delivery of the applicable solicited vote, consent, notice, direction, certification or other act or information, which Due Date (x) for votes of the Secured Hedge Counterparties specified in such Vote Request related to the exercise of any rights under Section 6.2, shall be 12:00 p.m. on the second Business Day following issuance of the related Vote Notice and (y) otherwise, shall be at least two Business Days after the Record Date.

               (iii) The Secured Hedge Counterparties shall deliver votes, consents, notices, directions, certifications or other acts or information solicited in a Vote Request to the Administrative Agent (A) in any manner in which notices are permitted to be delivered pursuant to Section 7.2 and (ii) on or prior to the applicable Due Date. The Secured Hedge Counterparties listed in the Administrative Agent’s records on the applicable Record Date shall be presumed to be Secured Hedge Counterparties for the purposes of determining whether the requisite percentage of Secured Hedge Counterparties have authorized, directed, certified or agreed or consented to the act or matter specified in any Vote Request. Upon the receipt of the requisite vote, any such act or matter given or determined in accordance with this Section shall be effective whether or not the Secured Hedge Counterparties which authorized, directed, certified or agreed or consented to such act remain Secured Hedge Counterparties after the applicable Record Date and whether or not the obligations held by such Secured Hedge Counterparties remain outstanding after the applicable Record Date.
Section 7.4 Joinder of Additional Guarantors. At any time after the date of this Agreement, one or more additional Persons may become a Guarantor by executing and delivering to the Administrative Agent a joinder agreement, in form and substance reasonably acceptable to the Administrative Agent. Immediately upon such execution and delivery of such joinder agreement (and without any further action), each such additional Person will become a party to this Agreement as a “Guarantor” and have all of the rights and obligations of a Guarantor hereunder and this Agreement and the schedules hereto shall be deemed amended by such joinder agreement.
Section 7.5 Successors and Assigns. Whenever in this Agreement any of the parties hereto is named or referred to, the successors and permitted assigns of such party shall be deemed to be included and all covenants, promises and agreements in this Agreement by or on behalf of the respective parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of such parties, whether so expressed or not.
Section 7.6 No Waiver: Cumulative Remedies. No failure by any Secured Hedge Counterparty or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Section 7.7 Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Secured Hedge Counterparties in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

Section 7.8 Headings. Headings herein are for convenience only and shall not be relied upon in interpreting or enforcing this Agreement.
Section 7.9 Counterparts. This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.
Section 7.10 No Third Party Beneficiaries. This Agreement is solely for the benefit of Calumet, the Administrative Agent and the Secured Hedge Counterparties, and no person or entity (other than Calumet, the Administrative Agent, the Secured Hedge Counterparties and their respective successors and assigns) shall have any rights hereunder.
Section 7.11 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK,WITHOUT REFERENCE TO ITS CHOICE OF LAW DOCTRINE, OTHER THAN §§ 5-140 1 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
Section 7.12 Waiver of Jury Trial; Jurisdiction; Etc.
          (a) WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS RELATED THERETO.
          (b) SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER COLLATERAL DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER COLLATERAL DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER COLLATERAL DOCUMENT

AGAINST ANY OTHER PARTY OR THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION.
          (c) WAIVER OF VENUE OBJECTION. EACH. PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER COLLATERAL DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT:
          (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.2. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
Section 7.13 Termination. This Agreement shall remain in full force and effect until payment in full of all Secured Obligations or, if earlier, the termination of each of the other Collateral Documents.
Section 7.14 Termination of PP&E Credit Agreement. Concurrently with the execution and delivery of this Agreement, that certain Credit Agreement dated as of January 3, 2008 (the “Original PP&E Credit Agreement”) by and among Calumet, the other Transaction Parties, certain financial institutions party thereto from time to time as lenders, and Bank of America, as administrative agent, will be terminated. The Secured Hedge Counterparties hereby acknowledge and agree to the termination of the Original PP&E Credit Agreement.
Section 7.15 No Advisory or Fiduciary Relationship. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Collateral Document), Calumet acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the services regarding this Agreement provided by the Administrative Agent are arm’s-length commercial transactions between Calumet and its Affiliates, on the one hand, and the Administrative Agent and its Affiliates, on the other hand, (ii) Calumet has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) Calumet is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Collateral Documents; (b)(i) the Administrative Agent and its Affiliates each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary, for Calumet or any of Affiliates or any other Person and (ii) neither the Administrative Agent nor any of its Affiliates has any obligation to Calumet or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Collateral Documents; and (c) the Administrative Agent and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Calumet and its Affiliates, and neither the Administrative Agent nor any of its Affiliates has any obligation to disclose any of such interests to Calumet or its, Affiliates. To the fullest extent permitted by law, Calumet hereby waives and releases, any claims that it may have against the Administrative Agent or its Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
[remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers all as of the date first above written,

BANK OF AMERICA, N.A., as Administrative Agent
By	/s/ Alan Tapley
	Name:	Alan Tapley
	Title:	Assistant Vice President

Address for Notices:
Bank of America, N.A.
TX1-492-14-1l —Mail Code
901 Main Street, 14th Floor
Dallas, TX 75202-3714
Attention: Alan Tapley
Telephone: (214) 209-4125
Facsimile: (214) 290-9507
E-Mail: alan.tapley@baml.com
[Signature Page to Collateral Trust Agreement]

CALUMET LUBRICANTS CO., LIMITED
PARTNERSHIP

By: Calumet LP GP, LLC, its general partner
      By: Calumet Operating, LLC, its sole member
         By: Calumet Specialty Products Partners, LP.,
            its sole member
             By: Calumet GP, LLC, its general partner

By	/s/ R. Patrick Murray, II
	Name	R. Patrick Murray, II
	Title:	VP & CFO

CALUMET SHREVEPORT, LLC
By:	/s/ R. Patrick Murray, II
	Name:	R. Patrick Murray, II
	Title:	VP & CFO

CALUMET SHREVEPORT LUBRICANTS & WAXES, LLC
By:	/s/ R. Patrick Murray, II
	Name:	R. Patrick Murray, II
	Title:	VP & CFO

CALUMET SEREVEPORT FUELS, LLC
By:	/s/ R. Patrick Murray, II
	Name:	R. Patrick Murray, II
	Title:	VP & CFO

[Signature Page to Collateral Trust Agreement]

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P. By: Calumet GP, LLC, its general partner
By:	/s/ R. Patrick Murray, II
	Name:	R. Patrick Murray, II
	Title:	VP & CFO

CALUMET LP GP, LLC By: Calumet Operating, LLC, its sole member By: Calumet Specialty Products Partners, L.P., its sole member By: Calumet GP, LLC, its general partner
By:	/s/ R. Patrick Murray, II
	Name:	R. Patrick Murray, II
	Title:	VP & CFO

CALUMET OPERATING, LLC By: Calumet Specisity Products Partners, L.P., its sole member By: Calumet GP, LLC, its general partner
By:	/s/ R. Patrick Murray, II
	Name:	R. Patrick Murray, II
	Title:	VP & CFO

CALUMET SALES COMPANY INCORPORATED
By:	/s/ R. Patrick Murray, II
	Name:	R. Patrick Murray, II
	Title:	VP & CFO

[Signature Page to Collateral Trust Agreement]

CALUMET PENRECO, LLC

By: Calumet Lubricants Co., Limited Partnership, its sole member
     By: Calumet LP GP, LLC, its general partner
         By: Calumet Operating, LLC, its sole member
            By: Calumet Specialty Products
              Partners, L.P., its sole member
                  By: Calumet GP, LLC, its general partner

By:	/s/ R. Patrick Murray, II
	Name:	R. Patrick Murray, II
	Title:	VP & CFO

Address for Notices:
2780 Waterfront Pkwy. E. Dr., Suite 200
Indianrtpolis, IN 46214
Attention: R. Patrick Murray, II
Telephone: 317-328.5660
Facsimile: 317-328-5676

[Signature Page to Collateral Trust Agreement]

J. ARON & COMPANY as a Secured Hedge Counterparty
By:	/s/ Greg Agran
	Name:	Greg Agran
	Title:	Managing Director

Address for Notices:

J. Aron & Company
200 West Street
New York, NY 10292
Attention: Energy Operations
Telephone: (212) 357-0326
Facsimile: (212) 493-9849
Signature Page to Collateral Trust Agreement]

KOCH SUPPLY & TRADING, LP as a Secured Hedge Counterparty
By	/s/ Rodger E. Lindwall
	Name:	Rodger E. Lindwall
	Title:	Vice President - CFO

Address for Notices:
Attention: Legal
Telephone: (316) 828-7997
Facsimile: (316) 828-7979
E-Mail: Trading_Formal_Notices@kochind.com
And a copy to:
Koch Supply & Trading, LP
Attention: Credit Department
Facsimile: (281) 562-6194
E-Mail: kstcredit@kochind.com
[Signature Page to Collateral Trust Agreement]

BANK OF AMERICA, N.A. as a Secured Hedge Counterparty
By	/s/ Roger Heintzeiman
	Name:	Roger Heintzeiman
	Title:	Director

Address for Notices:
Bank of America, N.A.
Attention: Client Integration & Documentation
50 Rockefeller Plaza, NY1-050-10-0l
Facsimile: (212) 548-8622
[Signature Page to Collateral Trust Agreement]

MERRILL LYNCH COMMODITIES, INC. as a Secured Hedge Counterparty
By	/s/ KEN MERIDETH
	Name:	KEN MERIDETH
	Title:	MANAGING DIRECTOR

Address for Notices:
MERRILL LYNCH COMMODITIES, INC.
20 East Greenway Plaza, 7th Floor
Houston, Texas 77046-2002
Micole R. Powell
Phone: 832-681-5158
Fax: 713-544-1523
[Signature Page to Collateral Trust Agreement]

EXHIBIT A
FORM OF JOINDER AGREEMENT
          Reference is made to that certain Collateral Trust Agreement (the “Collateral Trust Agreement”), dated as of April 21, 2011, by and among Calumet Lubricants Co., Limited Partnership, a limited partnership organized under the laws of the State of Indiana (“Calumet”), the Secured Hedge Counterparties identified therein and Bank of America N.A., as Administrative Agent. All capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Collateral Trust Agreement. This agreement is a Joinder Agreement referred to in Article 5 of the Collateral Trust Agreement.
          The undersigned (“New Secured Hedge Counterparty”) hereby enters into this Joinder Agreement in order to comply with Article 5 of the Collateral Trust Agreement and does so in consideration of the promises and covenants made or to be made from time to time under the Collateral Trust Agreement, from which New Secured Hedge Counterparty shall derive direct benefit.
          New Secured Hedge Counterparty certifies that on or about the date hereof it is the holder of the Secured Obligations arising under [describe new Secured Hedge Agreement]
          From and after the Joinder Effective Date (as notified to New Secured Counterparty in accordance with Section 5.2 of the Collateral Trust Agreement), New Secured Hedge Counterparty shall be considered, and deemed to be, for all purposes of the Collateral Documents, a Secured Hedge Counterparty under the Collateral Documents, as fully as though New Secured Hedge Counterparty had executed and delivered or had been a beneficiary of the Collateral Documents, at the time of their original execution and delivery and hereby ratifies and confirms its obligations under the Collateral Documents, all in accordance with the terms thereof.
          This Joinder Agreement shall be governed by the laws of the State of New York and shall be binding upon New Secured Hedge Counterparty and its successors and assigns.
          The address for notices to the undersigned pursuant to the Collateral Trust Agreement is as follows:
[set forth address for notices]

Very truly yours, [SECURED HEDGE COUNTERPARTY]
By
Name:
Title:

EXHIBIT B
FORM OF JOINDER CERTIFICATE
          Reference is made to that certain Collateral Trust Agreement (the “Collateral Trust Agreement”),dated as of April 21, 2011, by and among Calumet Lubricants Co., Limited Partnership, a limited partnership organized under the laws of the State of Indiana (“Calumet”), the Secured Hedge Counterparties identified therein and Bank of America N.A., as Administrative Agent. All capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Collateral Trust Agreement. This is a Joinder Certificate referred to in Article 5 of the Collateral Trust Agreement.
          On or about the date hereof, [INSERT NAME OF NEW SECURED HEDGE COUNTERPARTY] (“New Secured Hedge Counterparty”)has executed and delivered to the Administrative Agent a Joinder Agreement in accordance with Article 5 of the Collateral Trust Agreement.
          Calumet is delivering this Joinder Certificate in order to satisfy the conditions set forth in clause (a) of Section 5.2 of the Collateral Trust Agreement.
          Calumet hereby certifies and agrees as follows:
          1. New Secured Hedge Counterparty is an Approved Counterparty.
          2. The ISDA Master Agreement, including the related Schedules and Annexes (including the Lien Annex) thereto, dated on or about the date hereof, and each Confirmation (as defined thereunder) evidencing a transaction between New Secured Hedge Counterparty and Calumet (as each may be further amended, modified and supplemented and in effect from time to time) is intended to be considered, and deemed to be, for all purposes of the Collateral Documents, a Secured Hedge Agreement.
          3. No Default Event has occurred and is continuing under the Collateral Trust Agreement and no Potential Event of Default, Event of Default or Termination Event (in each case, where Calumet is the Defaulting Party or sole Affected Party) has occurred and is continuing under (and as defined in) any of the Group Transaction Documents.

Calumet Lubricants Co., Limited Partnership

By: Calumet LP GP, LLC, its general partner
    By: Calumet Operating, LLC, its sole member
     By: Calumet Specialty Products Partners, L.P., its sole member
      By: Calumet GP, LLC, its general partner

By
Name:
Title

SCHEDULE I
to
Collateral Trust Agreement
Existing Secured Hedge Counterparties and Secured Hedge Agreements

Secured Hedge Counterparty	Secured Hedge Agreement
J. Aaron & Company, a general partnership organized under the laws of the State of New York (“J. Aron”)	ISDA Master Agreement, dated as of March 17, 2006, including any related Schedules and Annexes (including the Lien Annex) thereto, as amended and restated as of April 21, 2011, and each Confirmation (as defined thereunder) evidencing a transaction between J. Aaron and Calumet (as each may be amended, modified and supplemented and in effect from time to time)

Merrill Lynch Commodities, Inc., a corporation organized under the laws of the State of Delaware (“Merrill Lynch”)	ISDA Master Agreement, dated as of July 26, 2006, as amended, including any related Schedules and Annexes thereto, and each Confirmation (as defined thereunder) evidencing a transaction between Merrill Lynch and Calumet (as each may be amended, modified and supplemented and in effect from time to time)

Koch Supply & Trading, LP, a limited partnership organized under the laws of the State of Delaware (“Koch”)	ISDA Master Agreement, dated as of December 21, 2000, as amended, including any related Schedules and Annexes thereto, and each Confirmation (as defined thereunder) evidencing a transaction between Koch and Calumet (as each may be amended, modified and supplemented and in effect from time to time)

Bank of America, N.A., a national banking association organized and existing under the laws of the United States of America (“Bank of America”)	ISDA Master Agreement, dated as of April 24, 2006, including any related Schedules and Annexes thereto, and each Confirmation (as defined thereunder) evidencing a transaction between Bank of America and Calumet (as each may be amended, modified and supplemented and in effect from time to time)

SCHEDULE II
to
Collateral Trust Agreement
Existing Guarantors

1. Calumet Specialty Products Partners, L.P.
2. Calumet LP GP, LLC
3. Calumet Operating, LLC
4. Calumet Shreveport, LLC
5. Calumet Shreveport Lubricants & Waxes, LLC
6. Calumet Shreveport Fuels, LLC
7. Calumet Sales Company Incorporated
8. Calumet Penreco, LLC

SCHEDULE III
to
Collateral Trust Agreement
Mortgaged Properties

Location	Type
Brown Station, including pipeline connected to Shreveport Refinery Chandler Road Shreveport, LA 71108	Leased

Burnham Terminal 14000 Mackinaw Ave. Burnham, IL 60633	Owned

Burnham Terminal 13921 Mackinaw Ave. Burnham, IL 60633	Owned

Princeton Refinery 10234 Hwy 157 Princeton, LA 71067	Owned

Cotton Valley Refinery 1756 Old Hwy 7 Cotton Valley, LA 71018	Owned

Shreveport Refinery 3333 Midway Avenue Shreveport, LA 71109	Owned

Shoreline Property, including pipeline connecting to Princeton Refinery Hwy 1 Caddo Parish, LA	Leased

Cottage Grove Property Bossier Parish, LA	Leased

Fitch Station, including pipeline connected to the Cotton Valley Refinery Calumet Tank Farm 247 Thomasville Road Sarepta, LA 71071	Owned

Lots near the Shreveport Refinery 3125 & 3127 Parkhurst Shreveport, LA 71109	Owned

Dickinson Facility 4401 Park Avenue Dickinson, TX 77539	Owned

Karns City Facility 138 Petrolia Street Karns City, PA 16041	Owned

Execution Copy

AMENDMENT NO. 1
Effective as of April 21, 2011
to
COLLATERAL TRUST AGREEMENT
Dated as of April 21, 2011
among
CALUMET LUBRICANTS CO., LIMITED PARTNERSHIP,
a limited partnership organized under the laws of the State of Indiana,
THE GUARANTORS
party hereto,
THE SECURED HEDGE COUNTERPARTIES
party hereto,
and
BANK OF AMERICA, N.A.,
as Administrative Agent

          This AMENDMENT NO. 1 (this “Amendment”), dated June 24, 2011 but effective as of April 21, 2011, is among Calumet Lubricants Co., Limited Partnership, a limited partnership organized under the laws of the State of Indiana (“Calumet”), each Guarantor party hereto, each Secured Hedge Counterparty party hereto and Bank of America, N.A., in its capacity as administrative agent for the benefit of the Secured Hedge Counterparties (the “Administrative Agent”). Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning given to such term in the Collateral Trust Agreement (as hereinafter defined).
          WHEREAS, Calumet, the Guarantors, the Secured Hedge Counterparties and the Administrative Agent are parties to that certain Collateral Trust Agreement dated as of April 21, 2011 (the “Collateral Trust Agreement”);
          WHEREAS, the parties hereto have agreed to make certain amendments to the Collateral Trust Agreement as provided for herein; to reflect their intent on and as of the date of execution of the Collateral Trust Agreement;
          NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.1 The defined term “Working Capital Priority Collateral” in Section 1.1 of the Collateral Trust Agreement shall be amended and restated in its entirety to read as follows:
          “Working Capital Priority Collateral” means:
(a)	all of the Capital Stock of each of the present and future Subsidiaries of Calumet Specialty Products Partners, L.P., a Delaware limited partnership;

(b)	all of the following present and future Property of each Consolidated Party (including all Transaction Parties):
          (i) Accounts (other than accounts or other payment obligations constituting the proceeds of Collateral);
          (ii) Inventory;
          (iii) chattel paper, instruments, documents and payment intangibles, in each case to the extent relating to Accounts (other than accounts or other payment obligations constituting the proceeds of Collateral) or Inventory;
          (iv) deposit accounts (other than the PP&E Proceeds Account);
          (v) cash (other than cash in the PP&E Proceeds Account);

          (vi) letter-of-credit rights in respect of Inventory or Accounts (other than accounts or other payment obligations constituting the proceeds of Collateral);
          (vii) books and records and accounting systems relating to Accounts or Inventory;
          (viii) customer contracts;
          (ix) tax refunds; and
          (x) financial hedge agreements;
          (b) all proceeds (including, without limitation, insurance proceeds) and products of the Property described in the foregoing clauses (a) and (b).
Section 1.2 Certification. Calumet certifies that this Amendment will not cause Calumet or any other Transaction Party to be in breach of any of its obligations under any Group Transaction Document and that such Transaction Parties are in compliance with the Group Transaction Documents, in each case, as of the date hereof.
Section 1.3 Effect on Collateral Documents.
          (a) Except as amended herein, the Collateral Trust Agreement, the Security Agreement and each other Collateral Document shall remain in full force and effect as originally executed, and nothing herein shall act as a waiver of any of the Administrative Agent’s or any Secured Hedge Counterparty’s rights under the Collateral Documents, as amended; provided, however, that for the avoidance of doubt, the Administrative Agent and each Secured Hedge Counterparty waive Calumet’s requirement, pursuant to Section 7.3(c) of the Collateral Trust Agreement, to deliver a Vote Request in connection with this Amendment.
          (b) This Amendment is a Collateral Document for the purposes of the provisions of each other Collateral Document.
          (c) Upon and after the execution of this Amendment by each of the parties hereto, each reference in the Collateral Trust Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Collateral Trust Agreement, and each reference in the other Collateral Documents, including the Security Agreement, to “the Collateral Trust Agreement”, “thereunder”, “thereof” or words of like import referring to the Collateral Trust Agreement, shall mean and be a reference to the Collateral Trust Agreement as modified hereby.
Section 1.4 UCC Financing Statements. Each party hereto hereby authorizes the Administrative Agent to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto as the Administrative Agent may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted by Calumet and each Guarantor pursuant to the Security Agreement as modified hereby.

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Section 1.5 Headings. Headings herein are for convenience only and shall not be relied upon in interpreting or enforcing this Agreement.
Section 1.6 Counterparts. This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.
Section 1.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CHOICE OF LAW DOCTRINE, OTHER THAN §§ 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers on the respective dates specified below effective on the date specified on the first page of this document.

BANK OF AMERICA, N.A., as Administrative Agent
By	/s/ Anthony W. Kell
	Name:	Anthony W. Kell
	Title:	Assistant Vice President
Date:
[Signature Page to Amendment No. 1 to Collateral Trust Agreement]

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
By:	Calumet GP, LLC, its general partner

By:	/s/ R. Patrick Murray, II
	Name:	R. Patrick Murray, II
	Title:	Vice President and Chief Financial Officer
Date:

CALUMET LP GP, LLC
By:	Calumet Operating, LLC, its sole member

By:	Calumet Specialty Products Partners, L.P.,
its sole member

By:	Calumet GP, LLC, its general partner

By:	/s/ R. Patrick Murray, II
	Name:	R. Patrick Murray, II
	Title:	Vice President and Chief Financial Officer
Date

CALUMET OPERATING, LLC
By:	Calumet Specialty Products Partners, L.P.,
its sole member

By:	Calumet GP, LLC, its general partner

By:	/s/ R. Patrick Murray, II
	Name:	R. Patrick Murray, II
	Title:	Vice President and Chief Financial Officer
Date

CALUMET LUBRICANTS CO., LIMITED PARTNERSHIP
By:	Calumet LP GP, LLC, its general partner

By:	Calumet Operating, LLC, its sole member

By:	Calumet Specialty Products Partners, L.P., its sole member

By:	Calumet GP, LLC, its general partner

By:	/s/ R. Patrick Murray, II
	Name:	R. Patrick Murray, II
	Title:	Vice President and Chief Financial Officer
Date:
[Signature Page to Amendment No. 1 to Collateral Trust Agreement]

CALUMET SHREVEPORT, LLC
By:	Calumet Lubricants Co., Limited Partnership,
its sole member

By:	Calumet LP GP, LLC, its general partner

By:	Calumet Operating, LLC, its sole member

By:	Calumet Specialty Products Partners, L.P.,
its sole member

By:	Calumet GP, LLC,
its general partner

By:	/s/ R. Patrick Murray, II
	Name:	R. Patrick Murray, II
	Title:	Vice President and Chief Financial Officer
Date:

CALUMET SHREVEPORT LUBRICANTS &WAXES, LLC
By:	Calumet Shreveport, LLC, its sole member

By:	Calumet Lubricants Co., Limited Partnership,
its sole member

By:	Calumet LP GP, LLC, its general partner

By:	Calumet Operating, LLC, its sole member

By:	Calumet Specialty Products Partners, L.P.,
its sole member

By:	Calumet GP, LLC, its general partner

By:	/s/ R. Patrick Murray, II
	Name:	R. Patrick Murray, II
	Title:	Vice President and Chief Financial Officer
Date:
[Signature Page to Amendment No. 1 to Collateral Trust Agreement]

CALUMET SHREVEPORT FUELS, LLC
By:	Calumet Shreveport, LLC, its sole member

By:	Calumet Lubricants Co., Limited Partnership, its sole member

By:	Calumet LP GP, LLC, its general partner

By:	Calumet Operating, LLC, its sole member

By:	Calumet Specialty Products Partners, L.P., its sole member

By:	Calumet GP, LLC, its general partner

By:	/s/ R. Patrick Murray, II
Name: R. Patrick Murray, II
Title: Vice President and Chief Financial Officer
Date:

CALUMET SALES COMPANY INCORPORATED
By:	/s/ R. Patrick Murray, II
	Name:	R. Patrick Murray, II
	Title:	Vice President and Chief Financial Officer Date:

CALUMET PENRECO, LLC
By:	Calumet Lubricants Co., Limited Partnership, its sole member

By:	Calumet LP GP, LLC, its general partner

By:	Calumet Operating, LLC, its sole member

By:	Calumet Specialty Products Partners, L.P., its sole member

By:	Calumet GP, LLC, its general partner

By:	/s/ R. Patrick Murray, II
	Name:	R. Patrick Murray, II
	Title:	Vice President and Chief Financial Officer Date:

[Signature Page to Amendment No. 1 to Collateral Trust Agreement]

J. ARON & COMPANY as a Secured Hedge Counterparty
By	/s/ Colleen Foster
	Name:	Colleen Foster
	Title:	Managing Director
Date

[Signature Page to Amendment No. 1 to Collateral Trust Agreement]

KOCH SUPPLY & TRADING, LP as a Secured Hedge Counterparty
By	/s/ Stephen P. Mawer
	Name:	Stephen P. Mawer
	Title:	President
Date:
[Signature Page to Amendment No. 1 to Collateral Trust Agreement]

BANK OF AMERICA, N.A. as a Secured Hedge Counterparty
By	/s/ Roger Heintzelman
	Name:	Roger Heintzelman
	Title:	Director
Date:
[Signature Page to Amendment No. 1 to Collateral Trust Agreement]

MERRILL LYNCH COMMODITIES, INC. as a Secured Hedge Counterparty
By	/s/ Dennis Albrecht
	Name:	Dennis Albrecht
	Title:	Managing Director
Date:
[Signature Page to Amendment No. 1 to Collateral Trust Agreement]